EXHIBIT 10.13

[*]   Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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AMENDED AND RESTATED EXCLUSIVE AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Fundamental Applied Biology, Inc. (“FAB”), a corporation having a principal place of business at 1455 Adams Drive, Bldg. 15, Suite 1015, Menlo Park, CA 94025, is effective on the 3 day of October, 2007 (“Effective Date”).

1	BACKGROUND

1.1	Stanford has an assignment of certain inventions invented in the laboratory of Dr. James Swartz, entitled as follows:

•	“Mimicking the cellular environment with in vitro synthesis” described in Stanford Docket S02-181,

•	“Cell-free synthesis of active mammalian proteins containing multiple disulfide bonds” described in S00-156,

•	“Enhanced In Vitro Synthesis”, described in S99-130,

•	“Efficient Scale-up of Protein Synthesis using Unrestricted Drops”, described in S03-168,

•	“In vitro Protein Synthesis using ATP Regeneration System”, described in S98-199,

•	“An Economical Cell-free Protein Synthesis Method Using Nucleoside Monophosphates and Glucose”, described in S03-316,

•	“Antifoams for Enhanced and Efficient Scale-Up of Protein Synthesis in Cell-Free Expression Systems”, described in S04-041,

•	“High-yield Expression of Membrane Proteins Using Cell-free Protein Synthesis”, described in S05-339,

•	“Total Amino Acid Stabilization during Cell Free Protein Synthesis”, described in S05-044,

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•	“An Improved Method for the Use of Glucose in Cell-free Synthesis of Proteins Containing Disulfide Bonds”, described in S06-146,

•	Cell-free Synthesis of Unnatural Amino Acid Incorporated Virus-like Particles for Site-specific Post-translational Modification, described in S06-257, and

•	“High-yield Expression of Complex Proteins Containing Unnatural Amino Acids Using Cell-free Protein Synthesis”, described in S06-254,

The inventions were made in the course of research supported by the NIH. Stanford wants to have the inventions perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

1.2

The Parties entered into a license agreement dated July 1, 2004 (the “Original License Agreement”) pursuant to which Stanford granted FAB a license to certain inventions described in Stanford Dockets S02-181, S00-156, S99-130, S03-168 and S98-199, all as further set forth in the Original License Agreement.

1.3

The Parties entered into an Option agreement dated July 2005 (the “Option Agreement”) pursuant to which Stanford granted an option to FAB to obtain an exclusive license to certain inventions described in Stanford dockets S03-316, S04-041, S05-044 and S03-208 (S03-208 having since been abandoned).

1.4

Stanford dockets S99-130, S98-199, and S00-156 are non exclusively licensed to Roche. FAB acknowledges that it has been made aware by Stanford of the scope of the field of use of the Roche License. Additionally, Stanford dockets S03-316, and S05-044 are non exclusively licensed to Genencor, and Stanford dockets S98-199, S99-130, and S00-156 are non exclusively licensed to Invitrogen. FAB acknowledges that it has been made aware by Stanford of the scope of the field of use of these licenses.

1.5

The Parties now desire to amend certain terms of the Original License Agreement, to include certain additional inventions described in Stanford Dockets S03-316, S04-041, S05-339, S05-044, S06-146, S06-257 and S06-254 within the licenses granted therein, and to restate the Original License Agreement as amended in its entirety in this amended and restated license agreement (“Agreement”).

2	DEFINITIONS

2.1

“Control” means with respect to a given Licensed Product, the possession by FAB (whether by ownership or license) of the right to grant a license to make, use, sell, offer for sale and import such Licensed Product without giving rise to a violation of the terms of any agreement or other arrangement between FAB and any third party.

2.2

“Change of Control” means the occurrence of any of the following: (a) any consolidation or merger of FAB with or into any third party, or any other corporate reorganization involving a third party, in which those persons or entities that are stockholders of FAB immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or

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reorganization; (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of FAB (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owners of more than fifty percent (50%) of the voting securities of FAB are third parties that are not an affiliate of License; or (c) the sale or other disposition for value of all or substantially all of FAB’s assets in one or a series of related transactions to a third party that is not an affiliate of FAB.

2.3

“Exclusive” means that, (i) except for those licenses granted under the Pre-Existing Licenses, Stanford has not previously granted any rights or licenses to any third party under the Licensed Patents in the Licensed Field of Use, and (ii) subject to Section 3.4 and Article 5, Stanford will not grant further licenses under the Licensed Patents in the Exclusive Licensed Field of Use in the Licensed Territory.

2.4	“Exclusive Licensed Field of Use” means all fields of use other than the “Non-Exclusive Licensed Field of Use”

2.5

“FAB Licensed Product” means a Licensed Product which is Controlled by FAB and is being actively developed by FAB for its own account (or in the case of a Licensed Product which FAB has sublicensed to a sublicensee, was being actively developed by FAB for its own account prior to being sublicensed). Notwithstanding the foregoing, it is understood and agreed that should this Agreement be assigned to a sublicensee pursuant to a Change of Control, any non-FAB Licensed Products that are being developed by such sublicensee pursuant to such sublicense prior to such Change of Control shall continue to be considered non-FAB Licensed Products for purposes of this Agreement.

2.6	“Licensed Field of Use’’ means the Exclusive Licensed Field of Use and the Non-Exclusive Licensed Field of Use, collectively.

2.7

“Licensed Patent” means (i) the patents and patent applications listed in Appendix D, (ii) any foreign patent application corresponding thereto, (iii) any divisional, continuation, CIP or reexamination application of any of the preceding, and (iv) each patent that issues or reissues from any of these patent applications. Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. Notwithstanding the foregoing, if a claim of a pending patent application within the Licensed Patent has not issued as a claim of an issued patent within the Licensed Patent within eight (8) years after the filing date from which such claim takes priority, such pending claim shall cease to be a valid claim for purposes of this Agreement until such time as the claim actually issues. As used herein, “CIPs” means those claims in any continuation-in-part of the patent applications in (i) or (ii) above that are entitled to the priority date of the parent application, and filed within two years of the Effective Date, share the same inventor or same set of inventors as the parent application, and are not encumbered by prior obligations to third parties.

2.8

“Licensed Product” means a product or part of a product in the Licensed Field of Use, the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a valid claim of a Licensed Patent.

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2.9

“Licensed Service” means commercial services provided on a fee-for-service basis under a contract with a third party, where such services are based on the use of an invention claimed in a Licensed Patent for its intended commercial purpose. Notwithstanding the foregoing, it is understood that Licensed Service shall not include any service involving or performed in connection with the research or development of a Licensed Product by or for FAB or any sublicensee.

2.10	“Licensed Territory’’ means worldwide.

2.11

“Net Sales” means all gross revenue received by FAB from sales of Licensed Product, as well as all gross revenue received by sublicensees on sales of FAB Licensed Product. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately accounted for):

(A)	import, export, excise and sales taxes, and custom duties;

(B)	costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(C)	costs of installation at the place of use;

(D)	refunds, credit for returns, allowances, or trades; and

(E)	customary rebates, cash and trade discounts, actually taken.

2.12

“Net Service Revenue” means revenue received by FAB as consideration for FAB’s providing a third party with Licensed Services. For purposes of clarity, it is understood that Net Service Revenue shall not include funding received for the research and/or development of Licensed Products themselves.

2.13

“Net Sublicensing Fees” means upfront and milestone payments received by FAB from a sublicensee in consideration of the grant of a sublicense under the Licensed Patents. For purposes of clarity, it is understood that Net Sublicensing Fees shall not include amounts received as (i) loans; (ii) equity investments in FAB (including conditional equity, such as warrants, convertible debt and the like); (iii) reimbursements of patent prosecution costs and patent maintenance expenses, (iv) reimbursements for research and development work to be performed by FAB (including fully burdened FTE costs), and (v) advances on earned royalties payable under Section 7.5, payments for the supply of products or materials, and any taxes withheld at the source (unless and until FAB recoups such taxes).

2.14	“Non-Exclusive Licensed Field of Use” means the sale of research tools for use as research reagents.

2.15

“Pre-Existing Licenses” mean, collectively, (i) that certain license agreement between Roche Diagnostics GmbH and Stanford with an effective date of March 20, 2001 (“Roche License”), (ii) that certain nonexclusive patent and technology license agreement between Genencor International, Inc., and Stanford with an effective date of October 11, 2004, and (iii) that certain nonexclusive agreement between Invitrogen Corporation and Stanford with an effective date of November 3 2004.

2.16	“Stanford Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

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3	GRANT

3.1

Grant. Subject to the terms and conditions of this Agreement, Stanford grants FAB a license under the Licensed Patents in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product, to practice any method, process, or procedure within the Licensed Patents, and to otherwise exploit the Licensed Patents in the Licensed Territory.

3.2

Exclusivity. The license granted under Section 3.1 is Exclusive, including the right to sublicense under Article 4, in the Exclusive Licensed Field of Use beginning on the Effective Date and ending on the expiration of the last to expire Licensed Patent (“Exclusive Term”).

3.3	Nonexclusivity. The license granted under Section 3.1 shall be non-exclusive in the Non-Exclusive Licensed field of Use until the last Licensed Patent expires.

3.4

Retained Rights. Stanford retains the right, on behalf of itself and all other non-profit academic research institutions, to practice the Licensed Patent for any non-profit purpose, including sponsored research and collaborations. FAB agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in a Licensed Patent.

3.5	Specific Exclusion. Stanford does not:

(A)

grant to FAB any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent;

(B)	commit to FAB to bring suit against third parties for infringement, except as described in Article 14; and

(C)	agree to furnish to FAB any technology or technological information or to provide FAB with any assistance.

4	SUBLICENSING

4.1	Permitted Sublicensing.

(A)	Subject to the requirements of Section 4.3 below, FAB shall be free to grant and authorize sublicenses in the Exclusive Licensed Field of Use during the Exclusive Term.

(B)

Subject to the requirements of Section 4.3 below, FAB may grant and authorize sublicense(s) within the Non-Exclusive Licensed Field of Use, but only for Licensed Products discovered, developed or Controlled, in whole or in part, by FAB, or in combination with a license or sublicense of other patents or technology controlled by FAB.

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4.2	Required Sublicensing.

(A)

If at any time after the [*] of the Effective Date, Stanford receives from a third party with adequate resources, a bona fide proposal to develop a Licensed Product for a non-pharmaceutical use within the Exclusive Licensed Field of Use which FAB is currently not addressing, Stanford will notify FAB. Prior to notifying FAB of such proposal, Stanford will require that such third party provide Stanford with a written plan for the development of such product, such plan to be in sufficient detail to enable Stanford to assess the third party’s capability to develop such product.

(B)

If FAB (itself or through an affiliate or sub licensee) has not been developing, producing, using, or selling a Licensed Product that is substantially similar to, or intended for a similar purpose or application as, the proposed product referred to in subsection (A) above, and the development or sublicensing of such a Licensed Product is not reasonably within FAB’s business plans, then FAB shall elect one of the following three options and shall notify Stanford in writing within thirty (30) days of Stanford’s written notice to FAB whether it will:

(1)

undertake reasonable efforts to develop, produce, sell, use, or sublicense a Licensed Product that is substantially similar to or intended for a similar purpose or application as the product in such proposal;

(2)	allow Stanford the right to grant a license to such third party under the Licensed Patents to make, use, sell, offer for sale and import such product; or

(3)	enter into negotiations directly with such third party to sublicense such third party under one or more of the Licensed Patents.

The provisions of Section 4.2 shall not preclude FAB and Stanford from discussing whether the development of such a Licensed Product is in the parties overall best interests, and if FAB and Stanford agree it is not, then the decision not to proceed will be communicated to such third party.

4.3	Sublicense Requirements. Any sublicense granted by FAB under this Agreement:

(A)	is subject to the terms and conditions of this Agreement, except that the financial terms may differ;

(B)

FAB’s sublicensees shall have the right to grant further sublicenses under the Licensed Patents, provided that all sublicenses granted by FAB will reflect that any sublicense(s) granted by such sublicensee will not include the right to further sublicense.

(C)

will expressly include the provisions of Articles 9 and 10 for the benefit of Stanford, and shall expressly include provisions under which FAB has rights similar to Stanford’s rights in Section 8.4 and 8.5 (which FAB will exercise for Stanford at Stanford’s request and expense, provided that if the audit reveals an underreporting of earned royalties due Stanford of [*]% or more for the period being audited, FAB or the sublicensee shall bear such audit costs); and

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(D)

will require the transfer of all applicable obligations with respect to the sublicense, including the payment of royalties specified in the sublicense (up to the earned royalty rates set forth in Article 7), to Stanford or its designee, if this Agreement is terminated. For purposes of clarity, it is agreed that in the event this Agreement is terminated, Stanford shall have audit rights substantially similar to those set forth in Section 8.5 with respect to any surviving sublicenses.

(E)	will extend to Stanford the benefit of any provisions included in such sublicense that are analogous to the provisions contained in Section 7.6 of this Agreement.

4.4

Copy of Sublicenses. FAB will submit to Stanford a redacted copy of each sublicense granted pursuant to this Article 4, which copy shall provide Stanford with sufficient information to enable Stanford to ascertain that any such sublicense is in conformance with this Agreement and shall include but not be limited to the following information relating to this Agreement: royalty reporting, warranty and indemnification obligations. Such redacted sublicense shall be considered FAB’s confidential information under Section 19.5.

4.5	Sharing of Sublicensing Income. FAB will pay to Stanford:

(A)	[*] of all Net Sublicensing Fees received in [*] and [*];

(B)	[*] of all Net Sublicensing Fees received in [*] and [*];

(C)	[*] of all Net Sublicensing fees received in [*] or thereafter.

4.6

Royalty-Free Sublicenses. As long as FAB agrees to be responsible for paying all royalties due Stanford on a sublicensee’s sale of Licensed Product, FAB may grant that sublicensee a fully paid-up and royalty-free:

(A)	sublicense or

(B)	cross-license.

5	GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. To the extent required under Title 35 Section 204 of the United States Code, FAB will impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States” unless a waiver is obtained from the United States Government. FAB will ensure all obligations of these provisions are met.

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6	DILIGENCE

6.1	Milestones.

(A)

Because the invention is not yet commercially viable as of the Effective Date, FAB will use commercially reasonable efforts to develop, manufacture, and sell Licensed Product and will develop markets for Licensed Product.

(B)

In addition to its general diligence obligation under Section 6.1(A) above, FAB will use commercially reasonable efforts to meet the milestones shown in Appendix A, and will notify Stanford in writing as each milestone is met.

(C)	If FAB fails to fulfill its diligence obligations under Sections (A) or (B) above, Stanford may, upon written notice, terminate this agreement pursuant to Section 15.2.

6.2	Progress Report.

(A)

By March 1 of each year until FAB markets a Licensed Product, FAB will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by FAB toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: FAB’s progress toward commercialization of Licensed Product, including a summary of work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product.

(B)	All reports provided to Stanford under this Section 6.2 shall be deemed FAB’s Confidential Information and shall be protected as such pursuant to Section 19.5.

6.3	Clinical Trial Notice. FAB will notify Stanford prior to commencing any clinical trials at Stanford.

7	ROYALTIES

7.1	Issue Royalty.

(A)	FAB will pay to Stanford a nonrefundable license issue royalty of [*] upon signing this Agreement, [*] of which shall be creditable against past patent costs due Stanford under Section 7.1B below.

(B)

FAB will pay an additional issue fee to Stanford of $184,473.83 as reimbursement for all previously unreimbursed out-of-pocket costs incurred by Stanford in filing, prosecuting and maintaining the Licensed Patents before the Effective Date.

(C)	The parties acknowledge that a license maintenance fee of [*] was due on September 1, 2007 under the Original License Agreement

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for the 12 month period commencing September 1, 2007 and ending August 31, 2008. As satisfaction in full of its payment obligations under the Original License Agreement with respect to the above referenced license maintenance fee, FAB will pay to Stanford an additional issue fee of [*] which represents the pro rata portion of the above referenced license maintenance fee due for the months of September and October 2007.

7.2

Equity Interest. As further consideration for the licenses granted hereunder, FAB will, subject to Stanford’s execution and delivery to FAB of FAB’s standard stock purchase agreement, grant to Stanford [*] shares of common stock in FAB. When issued, these shares, together with the [*] shares previously issued to Stanford will represent [*] of the capital stock of FAB. The shares shall be issued directly as follows:

•	[*]% issued to The Board of Trustees of the Leland Stanford Junior University

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

•	[*]% issued to [*]

7.3	License Maintenance Fee. FAB will pay Stanford a yearly license maintenance fee in the following manner:

$[*] on the 1st anniversary of the Effective Date;

$[*] on the 2nd anniversary of the Effective Date;

$[*] on the 3rd anniversary of the Effective Date;

$[*] on the 4th anniversary of the Effective Date

$75,000 on the 5th anniversary of the Effective Date and on each anniversary the Effective Date thereafter until expiration or earlier termination of this Amended and Restated Agreement.

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.7.

7.4	Milestone Payments.

(A)	FAB will pay Stanford the following milestone payments:

•	$[*] upon the first to occur of:

○	initiation of the first pre-clinical animal study for the first FAB Licensed Product in the Territory, or

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○	first successful [*] liter scale production of the first Licensed Product; or

○	the [*] year anniversary of the Effective Date.

•	$[*] upon the first to occur of:

○	enrollment of first patient for the first Phase I clinical trial for the first FAB Licensed Product in the Territory;

○	the [*] anniversary of the Effective Date.

•	$[*] upon the first to occur or:

○	enrollment of first patient for first Phase II clinical trial for the first FAB Licensed Product in the Territory, or

○	first successful [*] liter scale production of the first Licensed Product; or

○	the [*] anniversary of the Effective Date.

•	$[*] upon first to occur of:

○	enrollment of first patient in the first Phase III trial for the first FAB Licensed Product in the Territory; or

○	the [*] anniversary of the Effective Date.

•	$750,000 upon first to occur of;

○	first commercial sale for the first FAB Licensed Product in the Territory; or

○	the fourteenth anniversary of the Effective Date.

(B)

For the avoidance of doubt, it is understood and acknowledged that each of the milestone payments set forth in Section 7.4(A) shall be payable once and only once and that the total amount payable to Stanford under this Section 7.4 shall in no event exceed $930,000.

(C)

It is further agreed that in the event that FAB receives a milestone payment from a sublicensee and the milestone event giving rise to such milestone payment also triggers a payment obligation on the part of FAB under this Section 7.4, FAB shall be obligated to pay to Stanford only a single payment, such payment to be the higher of the applicable milestone payment set forth in Section 7.4A above and the payment owing to Stanford under Section 4.5 above with respect to such milestone payment from such sublicensee.

7.5	Earned Royalty.

(A)	FAB will pay Stanford an earned royally on sales of Licensed Products by FAB and its sublicensees as follows:

(1)	[*]% of Net Sales of FAB Licensed Products sold by FAB sublicensees;

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(2)	[*]% of Net Sales of non-FAB Licensed Products (i.e., Licensed Products other than FAB Licensed Products) sold by FAB; and

(3)	[*]% of the royalties received from sublicensees on sales of non-FAB Licensed Products (i.e., Licensed Products other than FAB Licensed Products) sold by the sublicensees.

(B)

FAB will pay Stanford an earned royalty of [*]% of Net Services Revenue on sales of Licensed Services in countries where the sale or use of such Licensed Services would infringe a valid claim of the Licensed Patents.

7.6

Earned Royalty if FAB Challenges the Patent. Notwithstanding the above, should FAB initiate an action seeking to invalidate any Licensed Patent, FAB will pay royalties to Stanford at the rate of [*] percent ([*]%) of the Net Sales of all Licensed Products sold during the pendency of such action that would infringe such Licensed Patent but for the licenses granted herein. Moreover, should the outcome of such action determine that any claim of a patent challenged by FAB is both valid and infringed by a Licensed Product, FAB will pay royalties at the rate of [*] percent ([*]%) of the Net Sales of all Licensed Products sold that would infringe such Licensed Patent but for the licenses granted herein. For purposes of clarity, in the event that FAB files a counterclaim asserting invalidity of one or more Licensed Patents in response to an actual suit by Stanford, FAB shall not be deemed to have initiated an action to invalidate a Licensed Patent and this Section 7.6 shall not apply with respect to such action. Additionally, it is further agreed that in the event that Stanford threatens to bring an action against FAB with respect to the Licensed Patents, then FAB shall have the right to request from Stanford written assurances that Stanford will not bring such suit or action. In the event that Stanford does not provide such written assurances to FAB within thirty (30) days of FAB’s request for such assurances, then this Section 7.6 shall not apply with respect to any action for declaratory judgment which FAB may subsequently file in response to such threatened suit or action.

7.7	Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:

(A)

if FAB pays Stanford a $10 maintenance payment for year Y, and according to Section 7.5 $15 in earned royalties are due Stanford for Net Sales in year Y, FAB will only need to pay Stanford an additional $5 for that year’s earned royalties.

(B)

If FAB pays Stanford a $10 maintenance payment for year Y, and according to Section 7.5 $3 in earned royalties are due Stanford for Net Sales in year Y, FAB will not need to pay Stanford any earned royalty payment for that year. FAB will not be able to offset the remaining $7 against a future year’s earned royalties.

7.8

Sales in Non-Patent Countries. The earned royalties set forth in Section 7.5 above shall be reduced by [*] ([*]%) with respect Licensed Products and Licensed Services sold in countries where the sale of such Licensed Products or Licensed Services would not infringe a valid claim of the Licensed Patents.

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7.9

Buy-out Option. In the event of a Change of Control, FAB may, upon payment to Stanford of a one-time buy-out fee, terminate its royalty obligations under Sections 7.5(A)(2), 7.5(A)(3) and 7.5(B) as well as its obligation to pay yearly license maintenance fees under Section 7.3. The one-time buy-out fee shall be determined as set forth below:

•

$[*] in the event that the aggregate consideration payable to FAB in such Change of Control (less any amounts necessary to satisfy outstanding debt obligations of FAB) does not exceed, on a per share basis, [*] the original issue price of FAB’s then-most senior series of preferred stock (or other equivalent senior security); or

•

In the event that the aggregate consideration payable to FAB in such Change of Control (less any amounts necessary to satisfy outstanding debt obligations of FAB) exceeds, on a per share basis, [*] the original issue price of FAB’s then-most senior series of preferred stock (or other equivalent senior security), then the one-time buy-out fee shall be:

○	$[*] if the proceeds from such Change of Control are less than $[*], or

○	$[*] in the event the proceeds from such Change of Control equal or exceed $[*].

Notwithstanding the foregoing, in the event of a Change of Control in which FAB is acquired by a contract manufacturing organization or similar entity that is not engaged in the business of developing its own proprietary pharmaceuticals, biologics, or other therapeutic agents, then the buy-out option described in this Section 7.9 shall not be exercisable unless and until such acquirer files an Investigational New Drug Application (as defined in the U.S. Food, Drug and Cosmetic Act, as amended and the regulations promulgated thereunder) for a FAB Licensed Product.

7.10

Obligation to Pay Royalties. If this Agreement is not terminated in accordance with other provisions hereof, FAB’s royalty obligations hereunder with respect to Licensed Products shall continue for so long as FAB, by its activities with respect to such Licensed Products, would, but for the license granted herein, infringe a valid claim of the Licensed Patents covering said activity. Nonetheless, if certain Licensed Products are made, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, FAB will continue to be obligated to pay Stanford an earned royalty on the sale of those Licensed Products; provided FAB’s obligation to pay royalties will end one year after the expiration of the last to expire of the Licensed Patents.

7.11

Currency. FAB will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. FAB will make royalty payments to Stanford in U.S. Dollars.

7.12	Non-U.S. Taxes. FAB will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

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7.13	Interest. Any undisputed payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal or (b) the maximum rate permitted by law.

8	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

8.1

Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product, FAB will submit to Stanford a written report (even if there are no sales) and an earned royalty payment (if any is due) within 60 days after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. With each report FAB will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.5).

8.2

No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent initiated by FAB and subject to Section 7.6 is successful, FAB will have no right to recoup any royalties paid before or during the period challenge.

8.3

Termination Report. FAB will pay to Stanford all applicable royalties and submit to Stanford a written report within 90 days after the license terminates. FAB will, for the period set forth in Section 7.10 above, continue to submit earned royalty payments and reports to Stanford after the license terminates concerning royalties payable in accordance with Article 7 in connection with the sale of Licensed Products made or imported under the license.

8.4

Accounting. FAB will maintain records showing manufacture, importation, sale, and use of a Licensed Product for 3 years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.5

Audit by Stanford. FAB will allow its records to be examined once per calendar year during normal business hours and upon reasonable advanced notice by an independent certified public accountant selected by Stanford and acceptable to FAB, for the sole purpose of verifying payments made by FAB under this Agreement.

8.6

Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of [*]% or more for the period being audited, FAB will pay the audit costs.

8.7

Self-audit. FAB will conduct an independent audit of sales and royalties at least every 2 years if annual sales of Licensed Product are over $[*]. The audit will address, at a minimum, the amount of gross sales by or on behalf of FAB during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of FAB. FAB will submit the auditor’s report promptly to Stanford upon completion. FAB will pay for the entire cost of the audit.

8.8

All reports provided to Stanford under this Article 8, as well as all information concerning FAB provided to Stanford by its auditors in connection with Stanford’s exercise of its audit rights under Section 8.5 above, shall be deemed the Confidential Information of FAB pursuant to Section 19.5.

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9	WARRANTIES AND NEGATION OF WARRANTIES

9.1

Warranties. Stanford warrants and represents that (a) it has the right and authority to enter into this Agreement and to grant licenses of the scope granted in this Agreement and (b) Stanford has not previously granted any rights in the Licensed Patents other than the rights and licenses granted in the Pre-Existing Licenses and will not grant any further rights to the Licensed Patents that are inconsistent with the rights and licenses granted to FAB herein. For purposes of clarity, FAB acknowledges that it has been made aware by Stanford of the scope of the field of use of the Pre-Existing Licenses.

9.2

Negation of Warranties. Except as expressly set forth in this Agreement, Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose,

(B)	of non-infringement or

(C)	arising out of any course of dealing.

9.3	No Representation of Licensed Patent. FAB also acknowledges that Stanford does not represent or warrant:

(A)	the validity or scope of any Licensed Patent, or

(B)	that the exploitation of Licensed Patent or Technology will be successful.

10	INDEMNITY

10.1

Indemnification. FAB will indemnify, hold harmless, and defend all Stanford Indemnitees against any and all third party claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition the Licensed Patents or Licensed Products by FAB or any sublicensee, unless resulting from a claimed breach by Stanford of its warranties or the gross negligence or willful misconduct of any Stanford Indemnitee; provided that:

(A)	FAB receives prompt notice of any such claim,

(B)

FAB shall not be obligated to indemnify any Stanford Indemnitee in connection with any settlement for any claim unless FAB consents writing to such settlement (which consent shall not be unreasonably withheld), and

(C)	FAB shall have the first right to defend any such claim and, if FAB elects to exercise such first right the exclusive right to control the defense thereof.

Notwithstanding the foregoing, FAB shall have no obligations for any third party claim or demand that may be the subject of this Section 10.1 if the Stanford Indemnitee seeking indemnification makes any admission regarding such claim without the prior written consent of FAB, which consent shall not be unreasonably withheld.

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10.2

No Indirect Liability. Neither party shall be liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise arising out of or in connection with solely this Agreement under any theory of liability; provided, however, that the foregoing shall not apply to any right of action for infringement, contributory infringement or inducement of infringement Stanford may have under any applicable law. Except as provided in Section 9.1, Stanford shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products.

10.3	Workers’ Compensation. FAB will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4

Insurance. During the term of this Agreement, FAB will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of FAB and its sublicensees. Upon introduction of Licensed Product into humans, such insurance will provide minimum limits of liability of $[*] and will include all Stanford Indemnitees as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 15 days of the introduction of Licensed Product into humans, FAB will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. FAB will provide to Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. FAB will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of FAB will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory. Notwithstanding the foregoing, if FAB proposes alternative coverage under this Section 10.4, Stanford shall not unreasonably withhold its consent to such alternative coverage in lieu of the coverage detailed in this Section 10.4, so long as the proposed coverage is reasonable and customary for the industry and reasonably protects Stanford’s interests.

11	EXPORT

FAB warrants that FAB will not export or reexport the following, directly or indirectly, to any country, individual or entity except when such export or reexport is authorized in full compliance with the laws and regulations of the United States of America, as applicable:

(A)	the licensed technology or software, or any portion thereof, or

(B)	any foreign produced direct product (including equipment, processes or services) of the licensed technology or software; or

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(C)	any foreign produced direct product of a plant or major component of a plant if the direct product of the licensed technology is the plant itself or a major component of the plant.

Applicable laws and regulations may include, but are not limited to, the Export Administration Regulations, the International Traffic in Arms Regulations and the various economic sanctions regulations administered by the U.S Department of the Treasury.

12	MARKING

Before any Licensed Patent issues, FAB will mark Licensed Product with the words “Patent Pending.” Otherwise, FAB will mark Licensed Product with the number of any issued Licensed Patent.

13	STANFORD NAMES AND MARKS

FAB will not identify Stanford in any promotional advertising or other promotional materials to be disseminated to the public, or otherwise use the name of any Stanford faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of Stanford or Stanford Hospitals and Clinics, including the Stanford name, unless FAB has received Stanford’s, or the individual’s, prior written consent. Permission may be withheld at Stanford’s sole discretion. However, FAB may reasonably utilize Stanford’s name or names of Stanford employees in statements of fact (provided such statements do not imply endorsement of FAB’s products or services), in legal proceedings, patent filings, regulatory filings or with the written prior consent of Stanford.

14	PROSECUTION AND PROTECTION OF PATENTS

14.1

Patent Prosecution. Following the Effective Date and subject to Stanford’s approval, FAB will be responsible for preparing, filing, and prosecuting the Licensed Patents (including any interference or reexamination actions) for Stanford’s benefit in major markets in the Licensed Territory and for maintaining all Licensed Patents. FAB will (i) keep Stanford reasonably informed as to the filing, prosecution and maintenance of such patents and patent applications, (ii) furnish to Stanford copies of documents relevant to any such filing, prosecution and maintenance and (iii) allow Stanford reasonable opportunity to comment on documents filed with any patent office which would affect the Licensed Patents. To aid FAB in this process, Stanford will provide information, execute and deliver documents and do other acts as FAB shall reasonably request from time to time. FAB will reimburse Stanford for Stanford’s reasonable out-of-pocket costs incurred in complying with such requests. Stanford and FAB agree to the terms detailed in Appendix C and agree to have Appendix C fully executed by the appropriate parties upon execution of this Agreement.

14.2

Patent Costs. Within 30 days after receiving a statement from Stanford, FAB will reimburse Stanford for all reasonable out-of-pocket costs incurred by Stanford in filing, prosecuting and maintaining the Licensed Patents, including any interference or reexamination matters, incurred by Stanford after the Effective Date.

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14.3

Infringement Procedure. FAB and Stanford will each promptly notify the other of any suspected infringement of any Licensed Patent by a third party or the filing by a third party of a declaratory judgment action relating to the Licensed Patents. During the Exclusive term of this Agreement only, FAB may have the right to institute a suit against this third party as provided in Sections 14.4 – 14.8.

14.4

FAB Suit. FAB, itself or through a designee, has the first right to institute suit or defend any action for declaratory judgment relating to the Licensed Patents, and may name Stanford as a party for standing purposes. If FAB decides to institute suit, it will notify Stanford in writing. We need the following section that’s been deleted; FAB will bear the entire cost of the litigation. Stanford may be named as a party only if:

(A)	FAB’s and Stanford’s respective counsel recommend that such action is necessary in its reasonable opinion to achieve standing or a court has required or will require such joinder to pursue the action;

(B)	Stanford is not the first named party in the action; and

(C)	the pleadings and any public statements about the action state that FAB is pursuing the action and that FAB has the right to join Stanford as a party

14.5	Joint Suit. If Stanford and FAB (itself or through a designee) so agree, they may institute suit jointly. If so, they will:

(A)	prosecute the suit in both their names;

(B)	bear the out-of-pocket costs equally; and

(C)	agree how they will exercise control over the action.

14.6

Stanford Suit. If FAB does not initiate an enforcement action within 120 days of a request by Stanford to do so or does not elect to control a declaratory judgment action within 90 days of receiving notice that such action has been filed, Stanford may institute and prosecute a suit so long as it conforms with the requirements of this Section. Stanford will diligently pursue the suit and Stanford will bear the entire cost of the litigation, including expenses and counsel fees incurred by FAB. Stanford will keep FAB reasonably apprised of all developments in the suit, and will seek FAB’s input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patents. Stanford will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects FAB’s interests without FAB’s prior written consent.

14.7	Recovery.

(A)	If FAB sues under Section 14.4, then any recovery in excess of litigation costs and fees will be shared with Stanford as follows:

(1)	any payment for past or future sales will be deemed Net Sales, and FAB will pay Stanford royalties at the rates specified in Section 7.5;

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(2)

FAB and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license, provided that Stanford will not share in the portion of the recovery, if any, which is payment for “willful infringement”.

(B)

If the parties jointly initiate and control the enforcement or declaratory action, Stanford and FAB will determine prior to initiation of such suit how any recovery in excess of litigation costs and fees will be apportioned.

(C)

If Stanford alone initiates and controls the enforcement or declaratory action, Stanford and FAB will determine prior to initiation of such suit how any recovery in excess of litigation costs and fees will be apportioned.

14.8

Abandonment of Suit. If either Stanford or FAB (or its designee) commences a suit under the provisions of Article 14 and then wants to abandon the suit, it will give timely notice to the other party. The other party may, if it so desires, continue prosecution of the suit at its own expense, in which case Stanford and FAB shall agree on the sharing of any recovery in the suit in excess of litigation costs.

14.9

Cooperation. The non-controlling party shall, at the reasonable request and expense of the party controlling any enforcement action under this Article 14, fully cooperate with such controlling party, including without limitation, using best efforts to cause its employees to testify at such an action, and to make available relevant records, papers, information, samples, specimens, and the like. The party controlling the enforcement action shall keep the non-controlling party reasonably informed of the progress of such action, and the non-controlling party shall have the right to participate in such enforcement action with counsel of its own choice at its own expense.

14.10

Inventor Assignments. Stanford shall promptly obtain written assignments from each inventor of the Licensed Patents assigning to Stanford all of such inventor’s right, title and interest in the Licensed Patents.

15	TERMINATION

15.1	Termination by FAB.

(A)	FAB may terminate this Agreement in its entirety by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by FAB.

(B)

FAB may terminate this Agreement as to any particular patent application or patent within the Licensed Patents by giving Stanford written notice at least 75 days in advance of the effective date of termination selected by FAB. From and after the effective date of termination under this subsection 15.1(B) with respect to a particular patent application or patent, such patent application or patent in the particular country shall cease to be within the Licensed Patents for purposes of this Agreement.

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15.2	Termination by Stanford.

(A)	Stanford may also terminate this Agreement on 30 days written notice if FAB:

(1)	is in material default in payment of royalties or providing of reports;

(2)	is subject to termination under the terms of Article 6;

(3)	is in material breach of any provision of this Agreement; or

(4)	provides any materially false report.

(B)

Such notice will specify the nature of the default or breach and will take effect 30 days after receipt by FAB unless FAB remedies the problem in that 30-day period. Notwithstanding the foregoing if FAB disputes any default or material breach under 15.2(A) above in writing within such 30-day period, Stanford shall not have the right to terminate this Agreement unless and until a final determination, in an arbitration under Section 17 below, that such default or material breach was committed, and FAB fails to cure such default or material breach within thirty (30) days after such determination. The parties agree to use diligent efforts to conclude any arbitration initiated under this Section 15.2B within 120 days of FAB’s written notice to Stanford disputing the applicable alleged material breach or default. For the purpose of clarity, this Section does not suspend any obligation of FAB to compensate Stanford for any undisputed amount, as provided for under any term of this Agreement, during the pendency of any determination of such default or material breach).

15.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	FAB’s obligation to pay royalties accrued or accruable;

(B)	any claim of FAB or Stanford, accrued or to accrue, because of any breach or default by the other party;

(C)	the provisions of Sections 8.2, 8.3, 15.3 and Articles 2, 9, 10, 17 and 19.

(D)	any sublicense granted hereunder, provided that the sublicensee agrees in writing to be bound by the applicable terms of this Agreement.

16	ASSIGNMENT

16.1

Permitted Assignment by FAB. Subject to Section 16.3, FAB may assign this Agreement as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of:

(A)	all or substantially all of FAB’s business; or

(B)	that part of FAB’s business to which the license granted under this Agreement relates.

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16.2	Any Other Assignment by FAB. Any other attempt to assign this Agreement by FAB without the prior written consent of Stanford shall be null and void.

16.3	Conditions of Assignment. Any assignment of this Agreement shall not be deemed approved until the following conditions have been met:

(A)	FAB must provide Stanford with written notice of the assignment and with the new assignee’s contact information within 30 days following such assignment; and

(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)	Stanford must have received a $[*] assignment fee.

16.4

Notwithstanding Section 16.3(C) above, no assignment fee shall be due by FAB for any assignment or transfer of this Agreement in case of reincorporation or any other reorganization that does not involve a Change of Control.

16.5

After the Assignment. Upon a permitted assignment of this Agreement pursuant to Article 16, FAB will be released of liability under this Agreement and the term “FAB” in this Agreement will mean the assignee.

17	DISPUTE RESOLUTION

17.1

Dispute Resolution by Arbitration. Any dispute between the parties arising under or related to this Agreement, excluding any dispute relating to patent validity or infringement, will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures.

17.2

Request for Arbitration. Upon request by either party, such arbitration will be by a third party arbitrator selected according to the JAMS rules or mutually agreed upon in writing by Stanford and FAB within 30 days of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

17.3

Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery in accordance with the JAMS Arbitration Rules and Procedures then in effect.

17.4	Place of Arbitration. The arbitration will be held in Santa Clara County, California unless the parties mutually agree in writing to another place.

17.5

Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the federal district courts located in the Northern District California, and the parties agree not to challenge personal jurisdiction in that forum.

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18	NOTICES

18.1	All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All notices to FAB are mailed to:

Fundamental Applied Biology, Inc.

145 Adams Drive, Suite 1015,

Menlo Park. CA 94025

Attention: [*]

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

Either party may change its address with written notice to the other party. Notice shall be deemed effective as of the date actually received by the addressee at the address provide for by the addressee.

19	MISCELLANEOUS

19.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

19.2	Choice of Law. This Agreement shall be governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.3

Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. FAB submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over FAB or constitutes an inconvenient or improper forum.

19.4	Headings. No headings in this Agreement affect its interpretation.

19.5	Confidentiality. Stanford will maintain the terms Articles 2, 4, 7 and 10 and Sections 4.5 and 6.1 of this Agreement, as well as the reports, audit results and

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any information provided by FAB to Stanford pursuant to Sections 4.4, 6.2, 8.1, 8.3, 8.5 and 8.7 in confidence and will not disclose this information to any third party, except as required by law. Stanford’s obligation to confidentiality will be fulfilled by using at least the same degree of care with FAB’s confidential information as it uses to protect its own confidential information.

19.6

Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

19.7

Entire Agreement. This Agreement constitutes the entire agreement between FAB and Stanford and supersedes all prior communications, understandings and agreements with respect to the subject matter of this Agreement, including without limitation the Original License Agreement. This Agreement may not be amended except with a written agreement signed by FAB and Stanford.

19.8	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

19.9

Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

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The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

	Signature	/s/ Katharine Ku
	Name	Katharine Ku
	Title	Director, Technology Licensing
	Date	Oct 3, 2007

FUNDAMENTAL APPLIED BIOLOGY, INC.

	Signature	/s/ Daniel Gold
Name		Daniel Gold, Ph.D.
	Title	Chief Executive Officer
	Date	October 3, 2007

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APPENDIX A

1.

FAB has already provided Stanford a preliminary business strategy in the form of power point slide set (“Business Plan”). Stanford will treat this Business Plan as confidential information and to protect it as Stanford would its own confidential information.

2.

Within one hundred eighty (180) days of the Effective Date, FAB will have closed its series B financing pursuant to which it will have raised $[*] to proceed with the exploration and development of Licensed Product.

3.	Within one hundred eighty (180) days of the Effective Date, FAB will provide to Stanford a listing of the management team or a schedule for the recruitment of key management positions.

4.	Within twelve (12) months of the Effective Date, FAB will have completed a preliminary commercial strategy to identify potential FAB Licensed Products.

5.	Within twenty (24) months of the Effective Date, FAB will have developed a collaboration strategy for the Company.

6.	Within twenty four (24) months of the Effective Date. FAB will have identified at least one suitable protein drug candidate for development and commercialization as a FAB Licensed Product.

7.	By [*], FAB will have the capability to conduct non-cGMP fermentations in a [*] (or greater) fermentor for the purpose of producing cells for in vitro extract production

8.	Within [*], Licensee will have identified and initiated collaboration discussions with at least one (1) potential partner.

Additionally, following the fifth and tenth anniversaries of the Effective Date, the parties agree to meet and discuss in good faith whether additional milestones may be necessary, and if they mutually agree that they are, what such milestones should be.

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APPENDIX B

SAMPLE REPORTING FORM

Stanford Docket No. S

This report is provided pursuant to the license agreement between Stanford University and FAB License Agreement Effective Date:

Report Covering Period
Yearly Maintenance Fee	$
Number of Sublicenses Executed
Net Sales	$
Royalty Calculation
Royalty Subtotal	$
Credit	$
Royalty Due	$

Comments:

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APPENDIX C

CLIENT AND BILLING AGREEMENT

The Board of Trustees of the Stanford Leland Junior University (“STANFORD”); and                                                                  , a Corporation of the State of                                 , with a principal place of business at                                                                      , (“COMPANY”); have agreed to use the law firm of                                                                                   (“FIRM”) to prepare, file and prosecute the pending patent applications listed in Exhibit A attached hereto and maintain the patents that issue thereon (“Patents”).

WHEREAS, FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and

WHEREAS, STANFORD remains the client of the FIRM; and

WHEREAS, COMPANY is the licensee of STANFORD’s interest in the Patents;

NOW THEREFORE, in consideration of the premises and the faithful performance of the convenants herein contained, IT IS AGREED:

1.       FIRM can interact directly with COMPANY on all patent prosecution matters related to the Patents and will copy STANFORD on all correspondence. STANFORD will be notified by FIRM prior to any substantive actions and Stanford will have final approval and FIRM will provide STANFORD reasonable opportunity to comment on documents filed with any patent office which would affect the Patents. FIRM will keep Stanford reasonably apprised and copied on all material documents and proceedings.

2.       COMPANY is responsible for the payment of all charges and fees by FIRM related to the prosecution and maintenance of the Patents. FIRM will invoice COMPANY and must copy STANFORD on all invoices. COMPANY must pay FIRM directly for all charges and must copy STANFORD on each payment.

3.       Notices and copies of all correspondence should be sent to the following:

To COMPANY:	Name, Title Company Name Address

To STANFORD:	Name Office of Technology Licensing Stanford University 1705 El Camino Real Palo Alto, CA 94306-1106

To FIRM:	Attorney Name Law Firm Address

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4.       The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

ACCEPTED AND AGREED TO:

STANFORD

By:
Name: Katharine Ku
Title: Director
Date:

Company Name

By:
Name:
Title:
Date:

Law Firm Name

By:
Name:
Title:
Date:

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APPENDIX D

LICENSED PATENTS

S98-199

IMATTERNO	COUNTRY ID	SERIALNO	PATENTNO	PUBLNO	TITLE	STATUS
STAN-117CA	CANADA	2365668			IN VITRO MACROMOLECULE BIOSYNTHESIS METHODS USING EXOGENOUS AMINO ACIDS AND A NOVEL ATP REGENERATION SYSTEM	PENDING
STAN-117EP	EUROPEAN PATENT CONVENT	00923078.0			IN VITRO MACROMOLECULE BIOSYNTHESIS METHODS USING EXOGENOUS AMINO ACIDS AND A NOVEL ATP REGENERATION SYSTEM	PUBLISHED
STAN-117JP	JAPAN	2000-605770		2002-538832	IN VITRO MACROMOLECULE BIOSYNTHESIS METHODS USING EXOGENOUS AMINO ACIDS AND A NOVEL ATP REGENERATION SYSTEM	PUBLISHED
STAN-117	UNITED STATES	09/270,814	6,168,931		ENHANCED IN VITRO SYNTHESIS OF BIOLOGICAL MACROMOLECULES USING A NOVEL ATP REGENERATION SYSTEM	ISSUED
STAN-117CON	UNITED STATES	09/948,815	6,994,986	US-2002- 0081660-A1	IN VITRO SYNTHESIS OF POLYPEPTIDES BY OPTIMIZING AMINO ACID METABOLISM	ISSUED
STAN-124PRV	UNITED STATES	60/125,463			ENHANCED IN VITRO PROTEIN SYNTHESIS USING CONDITIONS ENHANCED FOR AMINO ACID METABOLISM	EXPIRED
STAN-117WO	WIPO	US00/07095		WO00/5353	IN VITRO MACROMOLECULE BIOSYNTHESIS METHODS USING EXOGENOUS AMINO ACIDS AND A NOVEL ATP REGENERATION SYSTEM	NAT PHASE

S99-130

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-152CA		2428693			IN VITRO PROTEIN SYNTHESIS USING GLYCOLYTIC INTERMEDIATES AS AN ENERGY SOURCE	ABANDONED
STAN-152PRV		60/145,438			IN VITRO SYNTHESIS USING GLUCLOSE GLYCOLYTIC INTERMEDIATES AS AN ENERGY SOURCE	EXPIRED
STAN-152		09/621,339	6,337,191		IN VITRO PROTEIN SYNTHESIS USING GLYCOLYTIC INTERMEDIATES AS AN ENERGY SOURCE	ISSUED
STAN-152WO		US00/31449			IN VITRO SYNTHESIS USING GLYCOLYTIC INTERMEDIATES AS AN ENERGY SOURCE	NAT PHASE

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S00-156

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-205AU	AU	2001288931	2001288931		ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	ISSUED
STAN-205CA	CA	2419996			ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	PENDING
STAN-205EP	EP	01968701.1		1315826	ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	PUBLISHED
STAN-205JP	JP	2002-525824		2004-508050	ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	PUBLISHED
STAN-205PRV	US	60/230,381			ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	EXPIRED
STAN-205	US	09/948,052	6,548,276	US-2002- 0058303-A1	ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	ISSUED
STAN-205CIP	US	10/404,599	7,041,479	US-2004- 0038332-A1	ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	ISSUED
STAN-205WO	WO	US01/28159		WO 02/20818	ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	NAT PHASE

S02-181

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-273AU	AU	2003259912			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-273CA	CA	2496437			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-273EP	EP	03788625.6		1539948	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PUBLISHED
STAN-273JP	JP	2004-529558		2005- 536206	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PUBLISHED
STAN-273PRV	US	60/404,591			METHODS OF IN VITRO PROTEIN SYNTHESIS	EXPIRED
STAN-273	US	10/643,683		US 2004-0209321 A1	METHODS OF IN VITRO PROTEIN SYNTHESIS	PUBLISHED
STAN-273WO	WO	US03/25888		WO 2004/0167 78	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	NAT PHASE

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S03-168

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-309AU	AU	2004259433			METHODS OF DECOUPLING REACTION SCALE AND PROTEIN SYNTHESIS YIELD IN BATCH MODE	PENDING
STAN-309EP	EP	04778237 0		1649025	METHODS OF DECOUPLING REACTION SCALE AND PROTEIN SYNTHESIS YIELD IN BATCH MODE	PUBLISHED
STAN-309JP	JP	2006-521119		2006- 527997	METHODS OF DECOUPLING REACTION SCALE AND PROTEIN SYNTHESIS YIELD IN BATCH MODE	PUBLISHED
STAN-309PRV	US	60/488,282			METHODS OF DECOUPLING REACTION SCALE AND PROTEIN SYNTHESIS YIELD IN BATCH MODE	EXPIRED
STAN-309	US	10/888,145		US-2005- 0054032-A1	METHODS OF DECOUPLING REACTION SCALE AND PROTEIN SYNTHESIS YIELD IN BATCH MODE	PUBLISHED
STAN-309WO	WO	US2004/0226 32		WO 2004/022 632	METHODS OF DECOUPLING REACTION SCALE AND PROTEIN SYNTHESIS YIELD IN BATCH MODE	NAT PHASE

S03-316

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-337AU	AU	2004293798			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-337CN	CN	200480033981.4			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-337EP	EP	04811533.1		1685240	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PUBLISHED
STAN-337IN	IN	1741/CHENP /2006			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-337JP	JP	2006-541404		2007- 521023	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PUBLISHED
STAN-337KR	KR	2006-7010314			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-337NZ	NZ	546961			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PENDING
STAN-337PRV	US	60/524.374			IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	EXPIRED
STAN-337	US	10/579,711		US 2007- 0154983 A1	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	PUBLISHED
STAN-337WO	WO	US2004/0388 30		WO 2005/052 117	IMPROVED METHODS OF IN VITRO PROTEIN SYNTHESIS	NAT PHASE

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S04-041

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-353AU	AU	2005230916			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353CA	CA	n/a2560504			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353CN	CN	20058000946 4.8			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	ABANDONED
STAN-353EA	EA	200601748			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353EP	EP	05733219.9		1730313	PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PUBLISHED
STAN-353ID	ID	W00 2006 02538		047.0258A	PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PUBLISHED
STAN-353JP	JP	2007-505063			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353KR	KR	10-2006- 7019493			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353MX	MX	PA/a/2006/01 0918			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353NO	NO	20064735			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353NZ	NZ	549523			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353SG	SG	200606158-4			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353PRV	US	60/556,736			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	EXPIRED

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S02-181: IG	Exclusive Agreement	10/02/07

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-353	US	10/599,310			PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	PENDING
STAN-353WO	WO	US2005/0093 42		WO 2005/0980 48	PROTEIN EXPRESSION YIELD ENHANCEMENT IN CELL-FREE PROTEIN SYNTHESIS SYSTEMS BY ADDITION OF ANTIFOAM AGENTS	NAT PHASE

S05-044

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-405PRV	US	60/690,571			TOTAL AMINO ACID STABILIZATION DURING CELL-FREE PROTEIN SYNTHESIS	EXPIRED
STAN-405	US	11/447,367		US 2007- 0004001 A1	TOTAL AMINO ACID STABILIZATION DURING CELL-FREE PROTEIN SYNTHESIS	PUBLISHED
STAN-405WO	WO	US2006/0230 32		WO 2006/1383 22	TOTAL AMINO ACID STABILIZATION DURING CELL-FREE PROTEIN SYNTHESIS	PUBLISHED

S05-339

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-459PRV	US	60/732,437			CELL-FREE SYNTHESIS OF MEMBRANE BOUND POLYPEPTIDES	EXPIRED
STAN-459WO	WO	US2006/042 583		WO 2007/033 655	CELL-FREE SYNTHESIS OF MEMBRANE BOUND POLYPEPTIDES	PUBLISHED

S06-146

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-534PRV	US	60/881,251			ENHANCED IN VITRO SYNTHESIS OF ACTIVE PROTEINS CONTAINING DISULFIDE BONDS	PENDING

S06-254

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-507PRV	US	60/817,915			CELL-FREE SYNTHESIS OF PROTEINS CONTAINING UNNATURAL AMINO ACIDS	EXPIRED
STAN-507WO	WO	US2007/015 170			CELL-FREE SYNTHESIS OF PROTEINS CONTAINING UNNATURAL AMINO ACIDS	PENDING

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S02-181: IG	Exclusive Agreement	10/02/07

S06-257

IMATTERNO	COUNTRY ID	SERIALNO.	PATENTNO	PUBLNO	TITLE	STATUS
STAN-506PRV	US	60/817,772			VIRUS-LIKE PARTICLES WITH SITE SPECIFIC AMINO ACIDS	EXPIRED

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